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                   POLICY MANAGEMENT SYSTEMS CORPORATION

                               EXHIBIT INDEX

Exhibit
Number


22.  SUBSIDIARIES OF THE REGISTRANT

     (Filed herewith)

24.  CONSENTS OF EXPERTS AND COUNSEL

     Consent of Coopers & Lybrand (Filed herewith)